
                       AMERICAN CONSUMERS, INC.
                      NET INCOME PER COMMON SHARE
                              EXHIBIT 11


                                                THIRTEEN WEEKS ENDED
                                             --------------------------
                                             September 2,    August 27,
                                                1995           1994
                                             ------------    -----------
Net income for computing earnings
  per common share                           $43,042          $57,913
                                             ========         =======
Weighted average number of common
  shares outstanding during each period      927,398          941,418
                                             =======          =======

Net income per common share                   $0.046           $0.062
                                             =======          =======

























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